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                                                                    EXHIBIT 10.2

                                    AGREEMENT


         This AGREEMENT (this "Amendment") is executed as of the 16th day of August, 1999, between Brigham Exploration Company (the "Company"), a Delaware corporation, and Craig M. Fleming ("Employee").

                                   WITNESSETH:

         WHEREAS, the Company and Employee entered into that certain Employee Stock Ownership Agreement dated as of February 27, 1997 (the "Stock Agreement");

         WHEREAS, the Company and Employee entered into that certain Option Agreement dated as of March 4, 1999 (the "Option Agreement"); and

         WHEREAS, the parties hereto desire to enter into this Amendment in order to amend the Stock Agreement, to amend the Option Agreement and to enter into certain other agreements;

         WHEREAS, the amendment to the Option Agreement effected hereby extends the period during which Employee may exercise certain stock options after certain terminations of Employee's employment with the Company, and Employee is therefore willing to extend the term of the noncompetition provisions provided in the Stock Agreement for the benefit of the Company, its successors and assigns and to agree to the other provisions in this Amendment;

         WHEREAS, the protections afforded by the Stock Agreement, as amended by this Amendment, are necessary in order for the Company to protect the goodwill and other business interests of the Company; and

         WHEREAS, Employee acknowledges and agrees that the Stock Agreement, as amended hereby, places on him limitations as to the business or investment activities he may pursue as well as the time during which and the geographic area over which such limitations will remain in effect, which limitations are deemed by him to be reasonable, ancillary to an otherwise enforceable agreement and no greater than are necessary under the circumstances to protect the goodwill and other business interests of the Company;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and in the Option Agreement and the Stock Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

         1. Amendment to the Option Agreement. Subject to Section 3 of this Amendment, Section 4(d) of the Option Agreement is amended in its entirety to read as follows:

                  (d) If Optionee's employment by the Companies terminates voluntarily by Optionee or by action of the Companies for reasons other than as specified in subsection (c), this Option may be exercised, but only (i) within 360 days after such termination (if otherwise prior to the date of expiration of this Option), and not thereafter, and (ii) to purchase the number of Shares, if any, that could be purchased upon exercise of this Option at the date of termination of Optionee's employment.


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         2. Amendment to the Stock Agreement. The first sentence of Section 3 of the Stock Agreement is amended by replacing the phrase "for a period of one year thereafter" with "for a period of three years thereafter". In addition, and without limiting the foregoing, Employee hereby agrees that the Company's Angleton Project (as described on Exhibit A hereto) shall constitute a protected Company "area of mutual interest" for purposes of Section 3 of the Stock Agreement. However, in the event that the Company is acquired by or merges with another company (the "Acquiring Company") and as a result of such merger or acquisition (i) the Acquiring Company acquires more than 50% of the outstanding common stock of the Company and (ii) Ben M. Brigham does not hold the position of either President, CEO or Vice President in the surviving company, then in such event the amendment provided for in this Section 2 shall be of no further force and effect.

         3. Contingency of Amendment to the Option Agreement. In the event that either (a) Employee voluntarily terminate his employment with the Company effective prior to September 30, 1999 or (b) prior to the expiration of the period provided in Section 4(d) of the Option Agreement (as amended hereby), Employee breaches the provisions of Section 3 of the Stock Agreement, then at the discretion of the Company the provisions of Section 1 of this Amendment shall immediately be of no further force and effect.

         4. Forfeiture of Certain Options. Employee hereby forfeits all options to purchase shares of common stock of the Company which have previously been granted to Employee, to the extent that the rights to exercise such options have not vested as of the date hereof.

         5. Ratification of Agreement. The Stock Agreement and the Option Agreement, each as amended by this Amendment, are hereby ratified and confirmed in all respects. Except as expressly set forth herein, the terms, provisions and conditions of the Stock Agreement and the Option Agreement] shall remain in full force and effect.

         6. Counterparts. This Amendment may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

         7. Effect of Agreement. This Amendment shall not enlarge or otherwise affect the terms of Employee's employment with the Company, if any, and the Company or an affiliate employing Employee may terminate his employment as freely and with the same effect as if this Amendment had not been established.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above, to be effective as of August 16, 1999.

                                        BRIGHAM EXPLORATION COMPANY


 /s/ Craig M. Fleming                   By: /s/ David T. Brigham
-----------------------------              ----------------------------------
Craig M. Fleming                        Name:  David T. Brigham
                                        Title: Vice President